UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 7.01. Regulation FD.

On June 3, 2021, Motus GI Holdings, Inc. (the “Company”) issued a press release announcing the publication of data from the Company’s REDUCE (“Reliable Endoscopic Diagnosis Utilizing Cleansing Enhancement”) study in an article titled, “A multicenter, prospective, inpatient feasibility study to evaluate the use of an intra-colonoscopy cleansing device to optimize colon preparation in hospitalized patients: the REDUCE study” in the peer-reviewed journal BMC Gastroenterology. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On June 3, 2021, the Company announced the publication of data from the Company’s REDUCE (“Reliable Endoscopic Diagnosis Utilizing Cleansing Enhancement”) study in an article (the “Article”) titled, “A multicenter, prospective, inpatient feasibility study to evaluate the use of an intra-colonoscopy cleansing device to optimize colon preparation in hospitalized patients: the REDUCE study” in the peer-reviewed journal BMC Gastroenterology.

The Company noted evaluations of the data from its REDUCE study continue to support the Company’s belief that the Pure-Vu System can improve bowel preparation quality in hospitalized subjects undergoing colonoscopy. The Company believes the Article will assist with educating the market on the potential for the Pure-Vu System to enhance patient care while also lowering costs for hospitals and payers.

The Article suggests clarity of last bowel movement may be a useful indicator in predicting poor bowel preparation. However, larger studies powered to evaluate clinical outcomes, hospital costs, and blinded BBPS assessments are required to evaluate the significance of these findings.

The Article covers clinical data from the REDUCE study. The REDUCE study was a multi-center inpatient prospective trial designed to evaluate Pure-Vu® System’s ability to consistently and reliably improve bowel preparation to facilitate a successful colonoscopy in a timely manner in patients who were indicated for a diagnostic colonoscopy. The study enrolled 95 hospitalized patients on schedule regardless of their level of pre-procedural bowel preparation. The primary endpoint for the study was improvement of bowel preparation from baseline to post procedure as assessed by the Boston Bowel Preparation Scale (“BBPS”), which assesses the cleanliness of each of the three segments of the colon on a 0 to 3 scale and requires a minimum score of 2 or better per segment to be considered adequately prepped.

Topline data from the REDUCE study evaluating the Pure-Vu® System was first announced in May 2019 at Digestive Disease Week® 2019 (“DDW”).

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release issued by Motus GI Holdings, Inc., dated June 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: June 3, 2021	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

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